UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681
(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Securities.

As previously disclosed, on September 22, 2021, Aterian, Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with High Trail Investments SA LLC (“High Trail SA”) and High Trail Investments ON LLC (“High Trail ON” and, together with High Trail SA, “High Trail”) with respect to those certain senior secured promissory notes due 2023 in an aggregate principal amount of $91.3 million (as amended, the “Notes”). Pursuant to the Letter Agreements, among other things, High Trail notified the Company that High Trail declared events of default under the Notes and further notified the Company that High Trail accelerated an aggregate of $66.3 million of the principal amount of the Notes, requiring the Company to pay $76.6 million (such amount, as required under the terms of the Notes, was equal to 115% of the $66.3 million of principal amount under the Notes that was accelerated, plus $0.3 million of accrued but unpaid interest on such principal amount) (collectively, the “Acceleration Amount”). Between September 22, 2021 and September 23, 2021, in accordance with the Notes and the Letter Agreements, the Lenders delivered notices to the Company (each, a “Stock Payment Notice”) requiring the Company to satisfy its obligation to repay the Acceleration Amount in shares of the Company’s common stock.

As required under the Stock Payment Notices, (i) effective September 22, 2021, the Company issued to the Lenders an aggregate of 3,474,814 shares of the Company’s common stock (the “Sept 22nd Shares”), and (ii) effective September 23, 2021, the Company issued to the Lenders an aggregate of 5,838,096 shares of the Company’s common stock (the “Sept 23rd Shares” and, together with Sept 22nd Shares, the “Shares”). The Shares were issued to the Lenders in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Each of the Lenders previously represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act, and the Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The Sept 22nd Shares were issued at a price of $8.1212 per share and the Sept 23rd Shares were issued at a price of $8.2808 per share. In accordance with the Notes, the price at which the Shares was issued was equal to 80% of the lesser of (A) the Daily VWAP (as defined in the Notes) on the date of delivery of the applicable Stock Payment Notice, and (B) the average of the lowest two Daily VWAPs during the ten (10) day VWAP trading period ending on the date of delivery of such Stock Payment Notice.

Item 8.01. Other Information.

As of September 23, 2021, the Company repaid the Acceleration Amount in full through the issuance of the Shares.

Item 9.01. Exhibits.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: September 24, 2021	By:	/s/ Arturo Rodriguez
Name: Arturo Rodriguez
Title: Chief Financial Officer